Exhibit 99.1

COPsync Appoints Two New Members to Board of Directors

Seasoned financier and well-known child safety advocate join the Board of Directors

Dallas, TX – October 6, 2016 – COPsync, Inc. (NASDAQ: COYN), announced today that Mr. Brad Powers, Chairman & CEO of Cupcake Digital, Inc., and Mr. Ward E. Leber, Founder of the Child Safety Network, are joining COPsync’s board of directors. They add powerful business acumen and long-standing relationships in finance, corporate governance, child safety and customer acquisition.

Brad Powers is currently Chairman & CEO of Cupcake Digital, Inc. Mr. Powers has been involved in marketing and technology for over 20 years, with a focus on the digital marketing landscape. He has held chief marketing officer positions at several highly successful technology companies and will add expertise to COPsync’s board as it embarks on a major expansion strategy that will add to its strong-hold of clients in Texas and build its customer base across the nation.

COPsync CEO, Mr. Ronald A. Woessner, stated, “Brad Powers has a proven track record of assembling capital, employee and board member talent and other resources to shape and create enterprises worth hundreds of millions of dollars. We believe he will help attract the necessary capital to fund our business plan fully, accelerate the growth of our business, and achieve the success we know our business has the capability to achieve.”

Ward Eric Leber is the Founder of Child Safety Network (CSN), the largest distributor of child safety information and programs in North America. After the murder of a friend’s son, Mr. Leber committed to the prevention of child abuse, abduction, exploitation, and injury and to creating safety and security for children. Since then he has created a vast network of contacts among schools, parents, law enforcement, and government agencies. Mr. Leber has also been given special congressional recognition for his innovation and expertise on pediatric injury prevention and child advocacy work.

CEO Ronald Woessner said “Mr. Leber has devoted his professional life to the safety of schools and children in America. We believe his extensive relationships among law enforcement, schools, and child safety organizations will be mission-critical to the introduction and adoption of COPsync’s products and services throughout the US and will drive revenue for the Company’s products and services in Q4 and the longer term."

About COPsync, Inc.

COPsync, Inc. (NASDAQ: COYN) is a technology company that connects law enforcement officers across the nation, so they can communicate and share mission-critical information in real-time. This saves officers’ lives and keeps the public safer; helps law enforcement officers catch common criminals and stop child kidnappings, vehicle thefts, bank robberies and other crimes in progress, and arms the nation’s law enforcement officers with needed information so they can help defend against terrorism. For more information, go to www.copsync.com.

Safe Harbor Statement

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like “expect,” “believe,” “confident,” “estimated,” “future,” “plan,” “planning,” “projected,” “strategy,” “pursuing,” “objective” and other similar terms, express management’s current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statements “We believe he will help attract the necessary capital to fund our business plan fully, accelerate the growth of our business, and achieve the success we know our business has the capability to achieve”; and “We believe his extensive relationships among law enforcement, schools, and child safety organizations will be mission-critical to the introduction and adoption of COPsync’s products and services throughout the US and will drive revenue for the Company’s products and services in Q4 and the longer term.” These and other statements are dependent on a variety of factors, including the Company’s ability to leverage the experience of these individuals into results that advance Company goals. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Contact:

For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Media:
Cynthia Vetter
 Director of Media
and Investor Relations
cvetter@copsync.com